Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-254783, 333-256038, 333-263761 and 333-270336 on Form S-8 of our report dated March 4, 2024, relating to the financial statements of ThredUp Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 4, 2024